CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)



In connection with the report of Emo Capital Corp. (the "Company"), on Form 10-Q/A for the quarter ending January 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, Juanming Fang, Chief Executive Officer of the Company, certify, pursuant to Sect
906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:



(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Juanming Fang

Juanming Fang,

Chief Executive Officer
Principal Financial Officer

Dated: August 8, 2011